Exhibit 10.15

REVOLVING DEMAND NOTE

January 1, 2012	Pittsburgh, Pennsylvania

FOR VALUE RECEIVED, THE EX ONE COMPANY, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to ROCKWELL FOREST PRODUCTS, INC., a Pennsylvania corporation (the “Lender”) the aggregate unpaid principal amount of all Advances (as hereinafter defined) made by Lender to Borrower hereunder, together with interest accrued thereon from the date each Advance is made until paid in full, at an annual interest rate of eight percent (8%) (the “Interest Rate”). The aggregate unpaid principal amount of all Advances, together with accrued but unpaid interest and all other sums owing to Lender from Borrower hereunder, may be referred to herein as the “Indebtedness.”

1. Revolving Demand Note. This Revolving Demand Note (this “Note”) establishes a line of credit upon which Borrower may borrow, wholly or partially repay, and reborrow for the period beginning on the date of this Note and continuing until the earlier of (i) December 31, 2020 (the “Maturity Date”), (ii) the date on which Lender demands payment-in-full of the Indebtedness, or (iii) the occurrence of an Event of Default.

2. Request for Advances. Advances of funds hereunder (each, an “Advance”) may be requested by written request from Borrower to Lender, or by such other means Lender may authorize from time to time, and Lender shall have five (5) business days in which to fund any requested Advance to Borrower. The maximum amount credit available to Borrower is unlimited. Lender shall have no obligation to make any Advance hereunder so long as any Event of Default is ongoing.

3. Interest Rate. Interest shall accrue on each Advance at the Interest Rate, beginning on the day on which the Advance is made. Interest on Advances and any other sums payable hereunder shall be computed on the basis of 365-day year or, as applicable, 366-day year, and charged for the actual number of days elapsed.

4. Maturity Date; Demand; Pre-Payment. The Indebtedness shall be due and payable to Lender on the earlier to occur of (i) the Maturity Date, and (ii) the date that is thirty (30) days following written demand therefor by Lender. If any payment comes due on a day that is not a Business Day, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment. “Business Day” means any day other than a Saturday, Sunday, public holiday, or any other day on which banking institutions are not open for business. Borrower may pre-pay all or any part of the Indebtedness at any time from time to time, without penalty or premium

5. Manner and Application of Payments. Borrower shall make all payments to Lender required or permitted under this Note by wire transfer to an account to be designated by Lender in writing not less than three (3) days prior to the date on which payment is due, or at such other place and such other manner as Lender may designate. All payments received hereunder shall be applied as follows: first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued but unpaid interest; and third, to principal. The sum or sums shown on Lender’s records shall be evidence of the correct unpaid balances of principal and interest on this Note, absent manifest error.

6. Event of Default. Borrower shall be in default hereunder if Borrower shall fail to pay any amount of principal, interest, or any other sums due hereunder, when the same is due and payable, or (b) Lender determines, in Lender’s reasonable discretion, that the prospect of payment under this Note has been materially impaired or that the Lender is insecure (either such event, an “Event of Default”).

7. Default Rate. Upon the occurrence of an Event of Default and for so long as it is ongoing, the unpaid balance of outstanding Advances, accrued interest thereon, and any other amounts payable hereunder shall bear interest at annual rate equal to the Interest Rate plus six percent (6%).

8. Payment of Fees and Expenses. Borrower agrees to pay, upon demand, costs of collection of all amounts due under this Note, including, without limitation, principal, interest and fees, or in connection with the enforcement of, or realization on, any security for this Note, including reasonable attorneys’ fees and expenses.

9. Governing Law. This Note and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law. This Note shall be deemed made and entered into in Allegheny County, Commonwealth of Pennsylvania, and venue for any proceeding or action in connection with this Note shall be in Allegheny County, Pennsylvania.

10. General Provisions.

(a) Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note, excepting only demand for payment made by Lender when no Event of Default is ongoing.

(b) This Note contains the entire agreement between Lender and Borrower with respect to the subject matter hereof, and supersedes any other understanding or agreement, whether written or oral, between Lender and Borrower with respect to the subject matter hereof.

(c) Borrower agrees that in any legal proceeding, a copy of this Note kept in Lender’s course of business may be admitted into evidence as an original.

(d) This Note is a binding obligation enforceable against Borrower and its permitted successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

(e) If any court of competent jurisdiction deems any provision of this Note to be invalid, the remainder of the Note shall remain in effect.

(f) No failure by the holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

(g) All notices, demands, or other communications required or permitted by this Note shall be made in writing and shall deemed to have been duly given on the date of service, if served personally, or within five (5) business days if mailed by first-class mail, registered, or certified, postage prepaid and properly addressed to the parties’ respective principal office addresses, or such other addresses as they parties may designate in writing from time to time.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Revolving Demand Note effective as of the day and year first above written.

THE EX ONE COMPANY, LLC, a Delaware limited liability company

By:	/s/ S. Kent Rockwell
S. Kent Rockwell, Manager

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